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                                                                    EXHIBIT 23.2


           CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS


 We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of CSX Corporation of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, which appears in the Current Report on Form 8-K of CSX Corporation filed June 4, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.

 /s/ Price Waterhouse LLP
 Philadelphia, PA

 June 2, 1997